EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The chart below lists all current subsidiaries of MF Global Holdings Ltd. An indentation indicates a parent-subsidiary relationship. Listed subsidiaries are wholly owned by their respective parents, which are indicated in the immediately preceding level of indentation, unless otherwise noted.

NAME OF SUBSIDIARY OR AFFILIATE[1]	COUNTRY OR STATE OF INCORPORATION
MF Global Special Investor LLC	Delaware
MFG Assurance Company Limited	Bermuda
MF Global Futures Trust Co. Ltd.[2]	Taiwan
MF Global Finance Europe Limited	United Kingdom
MF Global Holdings USA Inc.	New York
MF Global Inc.	Delaware
MF Global Capital LLC	New York
MF Global Market Services LLC	New York
MF Global Finance USA Inc.	New York
MF Global FX Clear LLC	New York
MFG 717 Fifth Avenue Inc.	New York
MF Global Investment Management LLC	Delaware
MF Global FX LLC	Delaware
MF Global Holdings Overseas Limited	United Kingdom
MF Global Mauritius Pvt Limited	Mauritius
MF Global FXA Securities, Ltd.	Japan
MF Global Overseas Limited	United Kingdom
MF Global Australia Limited	Australia
BrokerOne Pty	Australia
MF Global Securities Australia Limited	Australia
MF Global Clearing Services Limited	Ireland
MF Global Holdings HK Limited	Hong Kong
MF Global Hong Kong Limited	Hong Kong
4298632 Canada Limited	Canada
MF Global Canada Co.	Canada
MF Global Finance & Investment Services India Private Limited[3]	India
Polaris MF Global Futures Co. Limited[4]	Taiwan
MF Global India Pvt Limited	India
MF Global Centralised Services India Pvt Limited	India
MF Global Sify Securities India Pvt Limited[5]	India
MF Global Commodities India Pvt Limited	India
MF Global Middle East DMCC	Dubai
MF Global Singapore Pte. Limited	Singapore
MF Global Holdings Europe Limited	United Kingdom
MF Global UK Services Limited	United Kingdom
MF Global Securities Limited	United Kingdom
MF Global UK Limited	United Kingdom
MFG Nominees Limited	United Kingdom
Clachan Nominees Limited	United Kingdom
GNI Holdings Limited	United Kingdom
GNI Limited	United Kingdom
MF Global Limited	United Kingdom
Choice Gaming Limited	United Kingdom
MF Global Holdings (Switzerland) Limited	Switzerland
MF Global (Switzerland) Limited	Switzerland
MF Global Intellectual Properties Kft	Hungary
MF Global Intellectual Properties Services LLC	Switzerland

1 This list reflects the subsidiaries of MF Global Holdings Ltd. as of April 7, 2011.

233.33% owned by Polaris MF Global Futures Co. Limited

374.99% owned by MF Global Overseas Limited.

419.5% owned before its IPO.

570.15% owned by MF Global Overseas Limited.